UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2009, the Compensation Committee of the Board of Directors of AmeriCredit Corp. (the “Company”) made long-term incentive compensation awards to its President and Chief Executive Officer, its Chairman of the Board and its other named executive officers, in the form of performance-based restricted stock units (“RSUs”) and phantom stock units (“PSUs”), under the 2008 Omnibus Incentive Plan for AmeriCredit Corp. (the “Plan”). Each performance-based RSU earned will be settled in one (1) share of common stock of the Company, $0.01 par value per share (the “Common Stock”). Each performance-based PSU earned will be settled in cash, in an amount equal to the number of PSUs earned, multiplied by the lower of either the book value per share attained, or the average closing price of the Common Stock in the 20 trading days prior to the attainment.

The number of RSUs and PSUs which may be earned depends upon the attainment of book values per share as of June 30, 2012, based upon a minimum book value per share equal to the actual book value on June 30, 2009, up to a maximum book value of $20 per share. A portion of the RSUs and PSUs may be earned in part prior to June 30, 2012, under certain circumstances. One-third of the minimum level of RSUs and PSUs may be earned on June 30, 2010, and another one-third of the minimum level may be earned on June 30, 2011, if the Company’s book value per share is at the minimum amount on those dates. In addition, a portion of the RSUs and PSUs may vest prior to June 30, 2012, in the event of a change of control of the Company or the executive’s death, disability or termination of employment (other than for cause). Earned RSUs will be distributed and earned PSUs will be paid as soon as practical following the Company’s filing of its Annual Report on Form 10-K for the years ended June 30, 2010, 2011 or 2012, as applicable.

The number of RSUs and PSUs that may be earned, if any, will depend upon meeting or exceeding the performance goals, and the level of attainment. The Company’s President and Chief Executive Officer, Daniel E. Berce, may earn from 75,000 RSUs and PSUs, if the minimum performance goals are attained, up to a maximum of 225,000 RSUs and PSUs if the maximum performance goals are met. The Company’s Chief Financial Officer and Treasurer, Chris A. Choate, may earn from 57,500 RSUs and PSUs, if the minimum performance goals are attained, up to a maximum of 170,000 RSUs and PSUs if the maximum performance goals are met. The Company’s Chairman of the Board, Clifton H. Morris, Jr., and the Company’s Chief Credit and Risk Officer, Steven P. Bowman, may earn from 37,500 RSUs and PSUs, if the minimum performance goals are attained, up to a maximum of 112,500 RSUs and PSUs if the maximum performance goals are met.

A copy of the form of the Restricted Stock Unit and Phantom Stock Unit Grant Agreement is filed with this Current Report on Form 8-K, as Exhibit 10.1 hereto.

Also on April 28, 2009, AmeriCredit’s Board of Directors approved an amendment to the “change of control” provisions of the Plan. Under the Plan, prior to the amendment, the vesting of equity grants would accelerate upon a “change of control,” defined to occur (i) if a shareholder acquires more than 50% of the voting stock, or (ii) if a shareholder acquires more than 35% of the Company’s voting stock in a twelve-month period, or (iii) if a majority of the Company’s directors are replaced, or (iv) if there is a distribution to any person of more than 40% of the Company’s assets in a twelve-month period. As amended, a “change of control” will not occur if a shareholder acquires more than 35% of the Company’s voting stock in a twelve-month period.

A copy of Amendment No. 1 to the 2008 Omnibus Incentive Plan of AmeriCredit Corp. is filed with this Current Report on Form 8-K, as Exhibit 10.2 hereto.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Form of Restricted Stock Unit and Phantom Stock Unit Grant Agreement, dated April 28, 2009.
10.2	Amendment No. 1 to the 2008 Omnibus Incentive Plan of AmeriCredit Corp., adopted April 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: May 4, 2009	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Form of Restricted Stock Unit and Phantom Stock Unit Grant Agreement, dated April 28, 2009.

10.2	Amendment No. 1 to the 2008 Omnibus Incentive Plan of AmeriCredit Corp., adopted April 28, 2009.